UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):NOVEMBER 28, 2000
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                        CAPITAL SENIOR LIVING CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                           1-1744500             75-2678809
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(State or other jurisdiction           (Commission File          (IRS Employer
     of incorporation)                     Number)           Identification No.)

14160 Dallas Parkway, Suite 300, Dallas, Texas                     75240
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (972) 770-5600
                                                    ---------------


(Not Applicable)
(Former name or former address, if changed since last report)










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ITEM 5.  OTHER EVENTS

     On November 28, 2000, Capital Senior Living Corporation, a Delaware corporation (the "Company") amended certain terms relating to the pending merger ("Merger") with ILM II Senior Living, Inc., a Virginia finite-life corporation ("ILM II"), provided for in the Amended and Restated Agreement and Plan of Merger, dated October 19, 1999, as amended on April 18, 2000, by and among the Company, ILM II and Capital Senior Living Acquisition, LLC, a Delaware limited liability company (the "Merger Agreement"). The Company has entered into an amendment (the "Amendment") to the Merger Agreement which, among other things, extends until at least March 31, 2001 the outside termination date of the Merger. The Merger was previously approved by the shareholders of ILM II at a special meeting on June 22, 2000.

     Pursuant to the terms and conditions of the Amendment, in addition to the extension of time to close, the Company agreed to (i) terminate, after March 31, 2000, all of the rights of first and last offer the Company may have with respect to the sale by ILM II of the common stock of ILM II of its ownership interest in ILM II Holdings, Inc., a Virginia finite-life corporation, and/or of the senior living properties and assets of ILM II, and (ii) reduce the amount of certain termination fees payable to the Company by ILM II under certain limited circumstances from $1,858,200 to $1,000,000. In accordance with the terms of the Amendment, ILM II shall be permitted to distribute to its shareholders all or any portion of any proceeds received from the Company as a result of the sale of the Santa Barbara senior living facility, provided that any such distribution shall be considered a partial payment of the merger consideration of $13.04 per share, among other conditions. All other terms of the Merger Agreement remain in full force and effect.

     The Merger was originally scheduled to be consummated on or prior to September 30, 2000, but has not been consummated to date. The can be no assurance that the Company will be able to obtain the necessary financing to complete the Merger, or, even if such financing is obtained, that the Merger will otherwise be consummated.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

          (a) Not applicable.

          (b) Not applicable.

          (c) The following Exhibits are filed as a part of this Curent Report on Form 8-K:

                    10.1 Second Amendment to Amended and Restated Agreement and Plan of Merger, dated November 28, 2000

                    10.2 First Amendment to Agreement, dated as of November 28, 2000

                    99.1 Press Release of Capital Senior Living Corporation, dated December 7, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CAPITAL SENIOR LIVING CORPORATION

                                                   /s/ Ralph A. Beattie
Date: December 19, 2000                        By: -----------------------------
                                                   Ralph A. Beattie
                                                   Chief Financial Officer